Exhibit 10.4(b)

AMENDMENT TO SUPPLY AGREEMENT

This Amendment to Supply Agreement (“Amendment”) is entered into as of March 20, 2013 (“Amendment Effective Date”) by and between C.C.C. Del Uruguay S.A. (“CCC”), an Uruguay corporation with its principal place of business at General Paz 1371, Montevideo, Uruguay, CP 11400, and Nevro Corp. (“Nevro”), a Delaware corporation with its principal place of business at 4040 Campbell Avenue, Suite 210, Menlo Park, CA 94025.  CCC and Nevro are referred to collectively as the “Parties”, individually as a “Party”.

WHEREAS, the Parties entered into a Supply Agreement dated effective April 1, 2012 (“Agreement”);

WHEREAS, that Agreement, among other things, provided in Section 18 that CCC granted to Nevro a perpetual, fully paid, world-wide, sublicenseable non-exclusive license to all “Incorporated CCC Property” (as defined in the Agreement), and agreed to cooperate to transfer to Nevro or its designee all information necessary for Nevro or its designee to manufacture Products in the same manner as CCC manufactures Products;

WHEREAS, Nevro now wishes to exercise its rights under the Supply Agreement to sublicense its rights to a second source, to have that second source manufacture Products;

WHEREAS, Nevro has requested CCC’s support and assistance to transfer the manufacturing IP, technology and know-how necessary to complete manufacture the Implantable Neurostimulator, and the Parties have agreed to execute an Agreement for Manufacturing Conversion as of on or about the Amendment Effective Date;

WHEREAS, the Parties now wish to amend the Agreement as follows:

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the Parties hereby agree as follows:

1.                        Section 18.5 shall be amended by inserting, after the end of the last sentence in that section, the additional sentence:  “Any and all consideration that may be due or become payable to CCC under this section shall be deemed satisfied and fully paid-up through the payments defined in the Agreement for Manufacturing Conversion and the additional Purchase Commitment consideration provided for in section 19.2 as amended.”

2.                        The title of section 19 shall be amended by adding “/Purchase Commitment” thereto.

3.                        Section 19.2 of the Agreement shall be replaced in its entirety by the following provisions:

(a)(i) If Nevro issues orders to CCC (according to the terms of the Agreement) for quantities greater or equal to [***] IPG units per full calendar year for calendar years 2013 and 2014 (the “Purchase Commitment”), then the parties agree that Nevro and its Second Source (as that term is defined in the Agreement for Manufacturing Conversion) will have the transferable (whether by sublicense or assignment) right, including as provided for in Section 18 of the

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION

Agreement, to practice any and all Confidential Information (as that term is defined in the Agreement for Manufacturing Conversion) that was and will be transferred by CCC to the Second Source, to manufacture and sell the Device (as that term is defined in the Agreement for Manufacturing Conversion) or its successors; and provided further that if Nevro fulfills the Purchase Commitment as set forth herein, unless excused under subsection (b), then the right to practice all Confidential Information as provided for in this subsection will also be fully paid-up, perpetual and non-terminable.

(a)(ii)  If Nevro issues orders to CCC (according to the terms of the Agreement) for quantities greater or equal to [***] IPG units per full calendar year in calendar year 2013 and thereafter (the “Exclusivity Undertaking”), then CCC shall not, directly or indirectly, through its affiliated companies, distributors, resellers or agents of any type or nature or otherwise, develop, manufacture, market, distribute or sell any High Frequency Neurostimulator.

(b) The foregoing rights in subsection (a)(i) shall terminate if Nevro does not fulfill the Purchase Commitment, and the foregoing rights in subsection (a)(ii) shall terminate if Nevro does not fulfill the Exclusivity Undertaking; provided, however, that non-compliance by Nevro with the Purchase Commitment and Exclusivity Undertaking shall be excused if the failure to fulfill for any particular calendar year is due to (1) a recall, field action, regulatory, licensing or quality issue concerning Nevro IPGs manufactured by CCC or concerning CCC as a manufacturing entity that does not allow CCC to manufacture and/or delivery the minimum quantities required by the Purchase Commitment or Exclusivity Undertaking, or (2) force majeure.

(c)(i) If Nevro does not meet the Purchase Commitment for each year as specified in subsection (a)(i), unless excused pursuant to subsection (b), and if Nevro nonetheless wishes to continue to exercise and benefit from the rights described in subsection (a)(i), then Nevro shall [***].

(c)(ii) If Nevro does not meet the Exclusivity Undertaking for each year as specified in subsection (a)(ii), unless excused pursuant to subsection (b), and if Nevro nonetheless wishes to continue to exercise and benefit from the rights described in subsection (a)(ii), then Nevro shall [***].

(d) The Parties agree that Nevro’s satisfaction of the Purchase Commitment for a particular calendar year shall also be deemed to satisfy the Exclusivity Undertaking for that same calendar year; and vice versa.

4.                                      Unless otherwise defined herein, all defined or capitalized terms in this Amendment shall have the meanings defined within the Supply Agreement or Agreement for Manufacturing Conversion.

5.                                      Other than as amended herein, all other terms of the Supply Agreement shall remain in full force and effect.

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION

6.                                     This Amendment may executed by facsimile, pdf, and in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Effective Date.

C.C.C. DEL URUGUAY S.A.		NEVRO CORP.

By:	/s/ Julio Arzuaga	By:	/s/ Andrew Galligan

Name:	Julio Arzuaga	Name:	Andrew Galligan

Title:	General Manager	Title:	Vice President, Finance and CFO

Date:	March 21, 2013	Date:	March 21, 2013